As filed with the Securities and Exchange Commission on December 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leap Wireless International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0811062
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

5887 Copley Drive

San Diego, California 92111

(Address, including zip code, of Registrant’s principal executive offices)

THE LEAP WIRELESS INTERNATIONAL, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Robert J. Irving, Jr.

Senior Vice President, General Counsel and Chief Administrative Officer

Leap Wireless International, Inc.

5887 Copley Drive

San Diego, California 92111

(Name and address of agent for service)

(858) 882-6000

(Telephone number, including area code, of agent for service)

Copies to:

David E. Shapiro

Wachtell, Lipton, Rosen & Katz

51 West 52nd St.

New York, NY 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Maximum Amount of Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $.0001 par value	400,000	$6.48	$2,568,000	$350.28

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 (“Common Stock”) that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Covers 400,000 additional shares of Common Stock available for issuance under The Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”), pursuant to an amendment of the ESPP approved by the board of directors of the Registrant on December 19, 2012. The ESPP authorizes the issuance of a maximum of 1,200,000 shares of Common Stock. However, the offer and sale of 800,000 shares of Common Stock, which have been or may be issued under the ESPP, have previously been registered pursuant to Registration Statement on Form S-8 (File No. 333-127669).
(3)	This estimate is made pursuant to Rules 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on December 24, 2012.

Proposed sales to take place are subject to approval by the Registrant’s stockholders of the ESPP, which includes approval of the increase in the number of shares of Common Stock issuable under the ESPP, at the Registrant’s next annual meeting of stockholders.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. Accordingly, the contents of the previously filed Registration Statement on Form S-8 (File No. 333-127669) filed with the Securities and Exchange Commission on August 18, 2005 are hereby incorporated by reference herein and made a part hereof.

Registration of Additional Shares of Common Stock Under the ESPP. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 400,000 shares of Common Stock to be acquired by employees of the Registrant pursuant to the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed by us with the Commission on February 21, 2012.

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed by us with the Commission on April 27, 2012, August 8, 2012 and November 9, 2012, respectively.

(3)	Our Current Reports on Form 8-K filed by us with the Commission on January 26, 2012, February 22, 2012, March 5, 2012, March 12, 2012, March 22, 2012, April 24, 2012, May 14, 2012, May 21, 2012, May 31, 2012, July 16, 2012, October 1, 2012, October 10, 2012, October 11, 2012, November 9, 2012 and November 15, 2012.

(4)	The description of our Common Stock contained in our Registration Statement on Form 10 filed by us with the Commission on July 1, 1998, as amended (File No. 000-29752).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

For a list of exhibits, see the Exhibit Index in this Registration Statement, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 26, 2012.

LEAP WIRELESS INTERNATIONAL, INC.

By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Douglas Hutcheson and Robert J. Irving, Jr., and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Chief Executive Officer and Director (Principal Executive Officer)	December 26, 2012

/s/ R. Perley McBride R. Perley McBride	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 26, 2012

/s/ Anne M. Liu Anne M. Liu	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 26, 2012

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director	December 26, 2012

/s/ Ronald J. Kramer Ronald J. Kramer	Director	December 26, 2012

/s/ Robert V. LaPenta Robert V. LaPenta	Director	December 26, 2012

/s/ Mark A. Leavitt Mark A. Leavitt	Director	December 26, 2012

/s/ Mark H. Rachesky, MD Mark H. Rachesky, MD	Chairman of the Board and Director	December 26, 2012

/s/ Richard R. Roscitt Richard R. Roscitt	Director	December 26, 2012

/s/ Robert E. Switz Robert E. Switz	Director	December 26, 2012

/s/ Michael B. Targoff Michael B. Targoff	Director	December 26, 2012

EXHIBIT INDEX

Exhibit Number	Document

4.1*	Form of Common Stock Certificate

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

10.1	The Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

*	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on May 16, 2005, and incorporated herein by reference.